UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2017

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 27, 2017, the Company’s Annual Meeting of Stockholders was held. Matters voted on by the stockholders included: (i) election of six directors to hold office for a term of one year or until their successors are duly elected and qualified; (ii) a non-binding advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay” vote); (iii) a non-binding advisory vote on the frequency of the Say-on-Pay vote; and (iv) ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2017. The results of the stockholders’ votes are reported below:

1.	With respect to the election of directors, the following directors were elected by the indicated votes:

NAME OF CANDIDATE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Terence P. Fox	4,958,096	53,550	58,711	6,000,863
Stephanie K. Kushner	4,829,086	83,409	157,862	6,000,863
Persio V. Lisboa	4,799,734	216,363	54,260	6,000,863
David P. Reiland	4,774,326	237,421	58,610	6,000,863
Thomas A. Wagner	4,768,452	243,294	58,611	6,000,863
Cary B. Wood	3,778,773	1,237,287	54,297	6,000,863

2.	With respect to the non-binding advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay” vote):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,715,346	336,447	18,564	6,000,863

3.	With respect to the non-binding advisory vote on the frequency of the Say-on-Pay vote:

ANNUALLY	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN	BROKER NON-VOTES
3,483,146	808,504	756,456	22,251	-

The Company has considered the outcome of this advisory vote and has determined that, as recommended by the Company’s board of directors in the proxy statement for the 2017 Annual Meeting of Stockholders, the Company will hold future Say-on-Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say-on-Pay votes.

4.	With respect to the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2017:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,932,013	99,542	39,665	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

April 28, 2017	By:	/s/ Stephanie K. Kushner

Stephanie K. Kushner
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)